UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2019

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	GNL PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility Amendment

On August 1, 2019, Global Net Lease Operating Partnership, L.P. (the “OP”), the operating partnership of Global Net Lease, Inc. (the “Company”), entered into an amendment and restatement (the “Credit Facility Amendment”) of the credit agreement related to the Company’s existing credit facility (the “Credit Facility”) with KeyBank National Association (“KeyBank”), as agent, and the other lender parties thereto (together with KeyBank and any other lenders that may become parties, the “Lenders”).

The Credit Facility consists of two components, a senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”) and a senior unsecured term loan facility (the “Term Loan”). Based on U.S. Dollar equivalents at the closing of the Credit Facility Amendment, the aggregate total commitments under the Credit Facility were increased to $1.235 billion from approximately $906.2 million. Following the closing of the Credit Facility Amendment, the entire €359.6 million ($400.0 million based on U.S. Dollar equivalents) total commitment with the respect to the Term Loan component was outstanding, and $170.7 million of the $835.0 million total commitment with the respect to the Revolving Credit Facility component was outstanding. Based on U.S. Dollar equivalents, this represented an increase of $39.4 million in the aggregate amount outstanding under the Credit Facility, reflecting an increase in the amount outstanding under the Term Loan and a decrease in the amount outstanding under the Revolving Credit Facility. The availability of borrowings under the Revolving Credit Facility is based on the value of a pool of eligible unencumbered real estate assets owned by the Company and compliance with various ratios related to those assets, and the Credit Facility Amendment also included amendments to provisions governing the calculation of the value of the borrowing base.

Following the Credit Facility Amendment, upon the Company’s request, subject in all respects to the consent of the lenders in their sole discretion, these aggregate total commitments may be increased up to an aggregate additional amount of approximately $515.0 million, allocated to either or among both components of the Credit Facility, with total commitments under the Credit Facility not to exceed $1.75 billion, increased from a maximum of $950.0 million prior to the Credit Facility Amendment.

Prior to the Credit Facility Amendment, the Revolving Credit Facility was scheduled to mature on July 24, 2021, subject to one one-year extension at the Company’s option, and the Term Loan was scheduled to mature on July 24, 2022. Following the Credit Facility Amendment, the Revolving Credit Facility now matures on August 1, 2023, subject to two six-month extensions at the Company’s option, and the Term Loan now matures on August 1, 2024. Borrowings under the Credit Facility bear interest at a variable rate per annum based on an applicable margin that varies based on the ratio of consolidated total indebtedness and the consolidated total asset value of the Company and its subsidiaries plus either (i) LIBOR, as applicable to the currency being borrowed, or (ii) a “base rate” equal to the greatest of (a) KeyBank’s “prime rate,” (b) 0.5% above the Federal Funds Effective Rate, or (c) 1.0% above one-month LIBOR. Prior to the Credit Facility Amendment, the range of applicable interest rate margins was from 0.60% to 1.20% per annum with respect to base rate borrowings and 1.60% to 2.20% per annum with respect to LIBOR borrowings. Following the Credit Facility Amendment, the applicable interest rate margin is based on a range from 0.45% to 1.05% per annum with respect to base rate borrowings under the Revolving Credit Facility, 1.45% to 2.05% per annum with respect to LIBOR borrowings under the Revolving Credit Facility, 0.40% to 1.00% per annum with respect to base rate borrowings under the Term Loan and 1.40% to 2.00% per annum with respect to LIBOR borrowings under the Term Loan. The Credit Facility Amendment also added terms governing the establishment of a replacement index to serve as an alternative to LIBOR, if necessary. As of June 30, 2019, the Credit Facility had a weighted-average effective interest rate of 2.6% after giving effect to interest rate swaps in place. Following the Credit Facility Amendment, the Credit Facility will have a weighted-average effective interest rate of 2.30% after giving effect to interest rate swaps the Company expects to put in place.

The Credit Facility Amendment also revised certain affirmative and negative covenants on the OP, the Company and certain of its subsidiaries including financial covenants and the covenant restricting the payment of distributions. The revisions to the restrictive covenant with respect to distributions increased the maximum amount the Company may use to pay cash distributions.

The Company and certain of its subsidiaries have guaranteed the OP’s obligations under the Credit Agreement pursuant to a guaranty (the “Guaranty”) and a related contribution agreement (the “Contribution Agreement”) which governs contribution rights of the guarantors in the event any amounts become payable under the guaranty. In connection with the Credit Facility Amendment, the Guaranty and the Contribution Agreement were also amended and restated.

Certain of the Lenders or their affiliates are agents under the Company’s existing “at the market” equity programs, lenders with respect to certain of the Company’s mortgage loans or counterparties with respect to certain of the Company’s swaps.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Credit Facility Amendment, the Guaranty and the Contribution Agreement which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amended and Restated Credit Agreement, dated as of August 1, 2019, by and among the Global Net Lease Operating Partnership, L.P., as borrower, the lenders party thereto and KeyBank National Association, as agent.
10.2	First Amended and Restated Guaranty, dated as of August 1, 2019, by the Company, ARC Global Holdco, LLC, Global II Holdco, LLC and the other subsidiary parties thereto for the benefit of KeyBank National Association and the other lender parties thereto.
10.3	First Amended & Restated Contribution Agreement, dated as of August 1, 2019, by and among the Company, Global Net Lease Operating Partnership, L.P., ARC Global Holdco, LLC, ARC Global II Holdco, LLC, the other subsidiary parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: August 5, 2019	By:	/s/ James L. Nelson
		Name:	James L. Nelson
		Title:	Chief Executive Officer and President